EXHIBIT 10.1

EXECUTION VERSION

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1, dated as of March 30, 2007 (this “Amendment”), by and among JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”), HOMEBANC MORTGAGE CORPORATION (a “Seller”) and HOMEBANC CORP. (a “Seller”) and the Buyers party to the Repurchase Agreement from time to time.

RECITALS

The Administrative Agent, Buyers and the Sellers are parties to that certain Master Repurchase Agreement, dated as of October 31, 2006 (the “Existing Repurchase Agreement” as amended by this Amendment, the “Repurchase Agreement”).

The Administrative Agent, the Majority Buyers and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Administrative Agent, the Majority Buyers and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.     Covenants. Section 12(k) of the Existing Repurchase Agreement is hereby amended by deleting clauses (ii), (iii) and (iv) in their entirety and replacing them with the following:

“(ii) Maintenance of Adjusted Tangible Net Worth.  HB Corp., on a consolidated basis, shall at all times maintain an Adjusted Tangible Net Worth, of at least $290,000,000 plus 85% of net proceeds from future equity and Qualified Subordinated Debt offerings. HMC shall at all times maintain an Adjusted Tangible Net Worth, of at least $10,000,000.”

“(iii) Liabilities to Adjusted Tangible Net Worth Ratios. HB Corp., on a consolidated basis, shall maintain the ratio of Total Recourse Liabilities to Adjusted Tangible Net Worth no greater than 8:1. HB Corp., on a consolidated basis, shall maintain a ratio of Total Adjusted Liabilities to Adjusted Tangible Net Worth no greater than 20:1.”

“(iii) Maintenance of Liquidity. HB Corp., on a consolidated basis, shall at all times have (a) unencumbered cash and Cash Equivalents and (b) Available Borrowing Capacity on unencumbered assets (taking into account required haircuts) under committed warehouse and repurchase facilities equal to not less than $37,500,000.”

SECTION 2.     Conditions Precedent. This Amendment shall become effective as of the date hereof (collectively, the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

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2.1          Delivered Documents. On the Amendment Effective Date, the Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a)          this Amendment, executed and delivered by duly authorized officers of the Administrative Agent, the Majority Buyers and the Sellers; and

(b)          such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 3.     Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4.    Fees. Each Seller agrees to pay as and when billed by the Administrative Agent all of the reasonable fees, disbursements and expenses of counsel to the Administrative Agent and Buyers in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Administrative Agent, for the benefit of the Buyers, entering into any Transaction pursuant hereto.

SECTION 5.  Confidentiality. The parties hereto acknowledge that this Amendment, the Existing Repurchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and each Seller agrees that, unless otherwise directed by a court of competent jurisdiction, they shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

SECTION 6.   GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7.     Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 8.    Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and a Buyer

By:	/s/ MICHAEL W. NICHOLSON

Name: Michael W. Nicholson

Title:	Executive Director

HOMEBANC MORTGAGE CORPORATION

as a Seller

By:	/s/ JAMES L. KRAKAU

Name: James L. Krakau

Title:	Senior Vice President

HOMEBANC CORP.

as a Seller

By:	/s/ JAMES L. KRAKAU

Name: James L. Krakau

Title:	Senior Vice President

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BNP PARIBAS, as a Buyer

By:	/s/ INDRA D. KISH

Name: Indra D. Kish

Title:	Director
By:	/s/ LAURENT VANDERZYPPE

Name: LAURENT VANDERZYPPE

Title: Managing Director

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COMMERZBANK AKTIENGESELLSCHAFT NEW YORK BRANCH and GRAND CAYMAN BRANCH, as a Buyer
By:	/s/ GERARD A. ARAW

Name: Gerard A. Araw

Title: Assistant Vice President

By:	/s/ MICHAEL P. MCCARTHY

Name: Michael P. McCarthy

Title: Vice President

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US BANK NATIONAL ASSOCIATION, as a Buyer
By:	/s/ DARIN KRAGENBRING

Name: DARIN KRAGENBRING

Title: Vice President

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KEYBANK NATIONAL ASSOCIATION, as a Buyer
By:	/s/ PAUL HENSON

Name: Paul Henson

Title: Executive Vice President

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FORTIS CAPITAL CORP., as a Buyer

By:	/s/ JOCK ALI

Name: JOCK ALI

Title: Senior Vice President

By:              /s/ JOHN M. CRAWFORD

Name: John M. Crawford
Title:	Managing Director

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